Press Release                                           Source: UTEK Corporation

Swiss Medica, Inc. Acquires Anti-Depression BioHealth
Solutions, Inc. From UTEK Corporation
Tuesday April 5, 8:30 am ET

Acquisition Complements Company's Flagship Product

TORONTO & PLANT CITY, Fla.--(BUSINESS WIRE)--April 5, 2005--Swiss Medica, Inc. (OTCBB:SWME - News), a company that provides innovative bioscience products, and UTEK Corporation (AMEX:UTK - News), a leading technology transfer company, announced today that Swiss Medica has acquired Anti-Depression BioHealth Solutions, Inc., a subsidiary of UTEK Corporation, in a cash and stock transaction.

With the acquisition of Anti-Depression BioHealth Solutions, Inc. and its associated licensed patents: (US Patents 5,612,320, 5,760,014, Reissue Application No. 09/153,724, US Patent Application 10/158,839, and Canadian Patent No. 2,179,746), Swiss Medica will be able to complement its flagship O24 Essential Oil Pain Neutralizer with an additional product that is both clinically tested and all-natural for the over-the-counter marketplace. Among other assets, Anti-Depression BioHealth Solutions, Inc. contains a product that is clinically proven, when used as directed, to impact mood by working naturally with the body to raise serotonin levels in the brain.

"Swiss Medica is delighted to pursue this opportunity in the anti-depressant market," announced Swiss Medica's CEO Raghu Kilambi. According to Kilambi, "The World Health Organization predicts that depression may become the second leading cause of disability in 2020 after heart disease. Currently it is the fourth most significant cause of disability affecting more than 120 million people worldwide.

"I am also pleased that this acquisition will result in total shareholder dilution of only approximately 3%," added Kilambi.

"UTEK is pleased to consummate this technology transfer with Swiss Medica, Inc. We look forward to continuing our efforts to identify additional technology acquisition opportunities for their consideration," said Joel Edelson, Vice President of UTEK.

About Swiss Medica Inc.

Swiss Medica commercializes proprietary bioscience products that relieve chronic ailments. We increase our market share through focused distribution strategies in multiple sales channels. Swiss Medica's mission is to be a world leader in the commercialization of life enhancing bioscience products that improve quality of lives. Please visit our websites at http://www.swissmedica.com and http://www.O24zone.com

Swiss Medica's flagship product, the O24(TM) Essential Oil Pain Neutralizer, holds US Patent #6,444,238B1. The O24(TM) pain relief solution has been used, recommended and praised for its fast-acting and long-lasting benefits by healthcare professionals in the United States, Canada and in Europe. O24 is widely available throughout Canada in leading pharmacies and natural food stores. It is currently sold in an increasing number of pharmacies throughout the United States. Customers can also visit http://www.O24zone.com, for ordering details and store locators for the nearest pharmacy.

About UTEK Corporation

UTEK is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK facilitates the identification and acquisition of external technologies for clients internationally in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B(R). UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. UTEK is headquartered in Plant City, Florida, USA and has operations in the UK and Israel. For more information about UTEK, please visit its website at http://www.utekcorp.com.


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Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Swiss Medica, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Swiss Medica believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and Swiss Medica do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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Contact:
     For Swiss Medica, Inc., Toronto
     Blue Skye PR, Inc.
     Sky Wallen, 813-732-6869
     or
     For UTEK Corporation


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Source: UTEK Corporation